UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported) April 13, 2007

EXACTECH, INC.

(Exact name of registrant as specified in its charter)

Florida	0-28240	59-2603930
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2320 NW 66th Court
Gainesville, Florida 32653

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (352) 377-1140

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant's Certifying Accountant.

(a) Previous independent registered public accounting firm

Effective April 13, 2007, the Company dismissed Deloitte and Touche, LLP ("Deloitte") as independent registered public accountant for the Company. The decision to change independent registered public accountants was approved by the Audit Committee of the Company's Board of Directors.

The audit reports of Deloitte on the consolidated financial statements of the Company as of and for the years ended December 31, 2006 and 2005 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that the audit report included an explanatory paragraph regarding the Company's adoption of Statement of Financial Accounting Standards No. 123R in 2006.

During the fiscal years ended December 31, 2005 and 2006 and through April 13, 2007, there were no disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte would have caused them to make reference in connection with their report for such year to the subject matter of the disagreement (as defined in Item 304(a)(1)(v) of Regulation S-K), except for the following:

The Company initially classified expenses incurred for payment of royalties as an operating expense. These royalty expenses represent payments made to the owners of patents and contributing surgeons who have licensed the use of their inventions or contributed their professional expertise to Exactech for its product development and manufacturing uses. The Company was initially of the opinion that royalty expenses should be classified as operating expenses. Royalty expense was $3,096,000, $2,711,000 and $2,427,000 for the years ended December 31, 2006, 2005 and 2004, respectively. During 2006, Deloitte concluded that the royalty expense should be reclassified as a cost of goods sold. The Company initially disagreed with Deloitte's assessment, but after further review of accounting guidance and discussions with Deloitte, the Company reclassified royalty expense from operating expense to cost of goods sold, and resolved the disagreement to the satisfaction of Deloitte.

During the audit process for the year ended December 31, 2006, Deloitte concluded that a portion of the Company's inventory should be classified as a non-current asset on the balance sheet. The Company initially disagreed with Deloitte's assessment, but after further reviewing the matter the Company reclassified $11,679,000 of inventory from current to non-current assets as of December 31, 2006, and restated $19,020,000 of current inventory to non-current assets as of December 31, 2005. This matter was resolved to the satisfaction of Deloitte.

The Audit Committee discussed the subject matter of these two disagreements with Deloitte. The Company has authorized Deloitte to respond fully to the inquiries of the successor independent registered public accounting firm concerning the disagreements.

During the fiscal years ended December 31, 2005 and 2006 and through April 13, 2007, there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K), except that, as previously disclosed in Item 9A of the Company's Annual Report on Form 10-K for the year ended December 31, 2006, the Company concluded that it had a material weakness in its internal controls over financial reporting. There were not adequately designed procedures to allocate current and non-current inventory balances as required by Accounting Research Bulletin No. 43 (ARB 43). Solely due to the circumstances described in Note 2 to the consolidated financial statements included in the Form 10-K for the year ended December 31, 2006, management has concluded that a material weakness existed in the Company's design of the existing controls as of December 31, 2006, as defined under standards established by the Public Company Accounting Oversight Board. The Company has taken steps to remediate the material weakness, through the design of controls surrounding the balance sheet classification of inventory within current and non-current assets. Management will monitor, evaluate and test the operating effectiveness of these controls in future periods. The Company has authorized Deloitte to respond fully to the inquiries of the successor independent registered public accounting firm concerning the aforementioned material weakness.

The Company has requested a letter from Deloitte, addressed to the Securities and Exchange Commission, stating its agreement with the above statements. This letter of agreement, dated April 13, 2007, has been provided by Deloitte and is included as Exhibit 16.1 hereto.

(b) New independent registered public accounting firm

On April 13, 2007, the Company's Audit Committee engaged the independent registered public accounting firm of McGladrey & Pullen, LLP, subject to completion of their normal due diligence procedures, to conduct review engagements of the Company's quarterly financial statements and to audit the Company's financial statements for the fiscal year ending December 31, 2007.

For the fiscal years ended December 31, 2005 and 2006 and subsequent interim periods, the Company had not on any prior occasion consulted with McGladrey & Pullen, LLP regarding any of the matters set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits

  Exhibits
Exhibit Number	Description
16.1	Letter from Deloitte and Touche, LLP, dated April 13, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

EXACTECH, INC.
Dated: April 16, 2007	By:	/s/ Joel C. Phillips
Joel C. Phillips,
Chief Financial Officer